ZAG HOLDING AG

(A Development Stage Company)

PRO FORMA FINANCIAL STATEMENTS

June 30, 2007 and 2006

INDEX

Page

Introduction	F-2

Balance Sheets	F-3

Statements of Operations	F-4

Notes to Financial Statements	F-5

ZAG HOLDING AG AND SUBSIDIARIES

PROFORMA CONSOLIDATED FINANCIAL STAEMENTS

The following proforma consolidated financial statements reflect the combination of ZAG Holding AG (ZAG) and OpenLimit, Inc. (OpenLimit) for the periods presented. The proforma consolidated financial statements are presented at June 30, 2007, and the six months then ended. The proformas reflect the result of the definitive security exchange agreement entered into between ZAG and OpenLimit on June 19, 2007 and closed on August 10, 2007.

The proforma consolidated financial statements have been prepared utilizing the historical financial statements of ZAG and OpenLimit. These proforma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of ZAG and OpenLimit.

The proforma consolidated financial statement of operations assumes that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated.

The proforma consolidated financial statements do not purport to be indicative of the financial positions and results of operations which actually would have been obtained if the combination had occurred on the dates indicated, or the results which may be obtained in the future.

ZAG HOLDING AG AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED PROFORMA BALANCE SHEETS
	June 30, 2007					December 31, 2006
	ZAG	Openlimit Inc.	Adjustments,		Consolidated	ZAG	Openlimit Inc.	Adjustments,		Consolidated
	(unaudited)	(unaudited)		Eliminations	Pro Forma				Eliminations	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$50,173	$-	$		$50,173	$99,979	$-	$		$99,979
Marketable securities	-	-			-	242,048	-			242,048
Other current assets	45,506	779			46,285	30,205	829			31,034
TOTAL CURRENT ASSETS	95,679	779		-	96,458	372,232	829		-	373,061

PROPERTY AND EQUIPMENT
At cost	262,768	-			262,768	210,523	-			210,523
Accumulated depreciation	(81,738)	-			(81,738)	(57,160)	-			(57,160)
TOTAL PROPERTY AND EQUIPMENT - NET	181,030	-		-	181,030	153,363	-		-	153,363

OTHER ASSETS
Deposits	50,669	-			50,669	42,669	-			42,669
Prepaid building costs	761,860	-			761,860	538,499	-			538,499
Investments - Net	5,005,964	-			5,005,964	978,523	-			978,523
Intercompanies	1	-			1	-	-			-
TOTAL OTHER ASSETS	5,818,494	-		-	5,818,494	1,559,691	-		-	1,559,691

TOTAL ASSETS	$6,095,203	$779		$-	$6,095,982	$2,085,286	$829		$-	$2,086,115

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$338,240	$39,859	$		$378,099	$139,303	$20,120	$		$159,423
Accrued expenses	315,237	-			315,237	590,128	-			590,128
Deposits on stock	6,580,623	-			6,580,623	4,703,429	-			4,703,429
Advances from related parties	4,465,630	-			4,465,630	682,008	-			682,008
TOTAL CURRENT LIABILITIES	11,699,730	39,859		-	11,739,589	6,114,868	20,120		-	6,134,988

COMMITMENTS AND CONTINGENCIES	-	-		-	-	-	-		-	-

STOCKHOLDERS' DEFICIT
Common stock, par value of 1 CHF ; 600,000 shares authorized,
600,000 shares issued and outstanding	491,521	700,000		(700,000)	491,521	491,521	700,000		(700,000)	491,521
Additional paid-in capital		10,863,247	(10,863,247)		-		10,863,247		(10,863,247)	-
Accumulated other comprehensive income (loss)	126	-			126	(139,874)	-			(139,874)
Accumulated deficit prior to development stage	1,602				1,602	1,602				1,602
Accumulated deficit during development stage	(6,097,776)	(11,602,327)		11,563,247	(6,136,856)	(4,382,831)	(11,582,538)		11,563,247	(4,402,122)
TOTAL STOCKHOLDERS' DEFICIT	(5,604,527)	(39,080)		-	(5,643,607)	(4,029,582)	(19,291)		-	(4,048,873)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$6,095,203	$779	$-	$6,095,982	$2,085,286	$829	$-	$2,086,115

ZAG HOLDING AG AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS

	Six months ended June 30, 2007
	ZAG		Openlimit Inc.		Adjustments,	Consolidated
	(unaudited)		(unaudited)		Eliminations	Pro Forma

REVENUE	$-	$		$		$-
COST OF SALES	-					-
GROSS PROFIT	-		-		-	-

EXPENSES
Administrative	934,155		19,789			953,944
Salaries and wages	525,885					525,885
Marketing and sales	93,265					93,265
Depreciation, amortization and impairments	24,576					24,576
TOTAL EXPENSES	1,577,881		19,789		-	1,597,670

LOSS FROM OPERATIONS	(1,577,881)		(19,789)		-	(1,597,670)

OTHER INCOME (EXPENSE)
Interest expense	(14,592)					(14,592)
Interest income	5,754					5,754
Gain (loss) on marketable securities	(128,226)					(128,226)
Other						-
TOTAL OTHER INCOME (EXPENSE)	(137,064)		-		-	(137,064)

LOSS BEFORE TAXES	(1,714,945)		(19,789)		-	(1,734,734)

INCOME TAXES	-		-		-	-

NET LOSS	(1,714,945)		(19,789)		-	(1,734,734)

OTHER COMPREHENSIVE INCOME (LOSS)	140,000					140,000

NET COMPREHENSIVE INCOME (LOSS)	$(1,574,945)		$(19,789)		$-	$(1,594,734)

BASIC AND DILUTED NET LOSS PER SHARE	$(2.62)		$(0.03)		$-	$(2.89)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	600,000		600,000		600,000	600,000

ZAG HOLDING AG

NOTES TO PROFORMA FINANCIAL STATEMENTS

June 30, 2007

NOTE 1 – SUMMARY OF TRANSACTION

On June 19, 2007, OpenLimit, Inc. (OpenLimit) entered into a securities exchange agreement and plan of exchange with ZAG Holding AG. (ZAG), to acquire 100% ownership of ZAG, in exchange for an aggregate of 21,000,000 post 50:1 reverse split shares of common stock of OpenLimit, whereby ZAG became a wholly-owned subsidiary of OpenLimit.

For purposes of this proforma consolidated balance sheet, the acquisition has been accounted for as a recapitalization using account principles applicable to reverse acquisitions with ZAG (the legal subsidiary) being treated as the accounting parent (acquirer) and OpenLimit (the legal parent) being treated as the accounting subsidiary (acquiree). Under reverse acquisition accounting the value assigned to the common stock of consolidated OpenLimit on Acquisition of ZAG will be equal to the book value of the common stock of ZAG plus the book value of the net assets of OpenLimit as at the date of acquisition, less costs of the transaction.

NOTE 2 – MANAGEMENT’S ASSUMPTIONS

The pro forma balance sheets and statements of operations assume the two companies were consolidated as of January 1, 2007.

All intercompany accounts for assets, liabilities and equity for each company have been eliminated as of June 30, 2007.

NOTE 3 – PROFORMA ADJUSTMENTS

The adjustments to the proforma balance sheet and income statement are as follows:

(a) To account for the 50:1 reverse split of OpenLimit’s common stock.

(b) To close the common stock of ZAG to additional paid in capital upon consolidation.

(c) To close the accumulated deficit of OpenLimit to additional paid in capital upon merger, as ZAG is the ongoing entity.

(d) To record the issuance of 21,000,000 shares of common stock of OpenLimit in a reverse acquisition. OpenLimit had no fair value assigned to its net assets. Therefore, the stock was effectively issued at OpenLimit’s par value of $0.01.